                                                             EXHIBIT (8)(aa)(iv)

                     AMENDMENT NO. 4 TO AMENDED AND RESTATED
                             PARTICIPATION AGREEMENT

American General Life Insurance Company, Variable Insurance Products Fund and Fidelity Distributors Corporation hereby amend the Participation Agreement ("Agreement") dated October 2, 2000, by doing the following:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment No. 4 be effective as of January 15, 2004.

AMERICAN GENERAL LIFE INSURANCE COMPANY


By:
       ---------------------------------
Name:
       ---------------------------------
Title:
       ---------------------------------


VARIABLE INSURANCE PRODUCTS FUND

By:
       ---------------------------------
       Maria Dwyer
       Treasurer


FIDELITY DISTRIBUTORS CORPORATION


By:
       ---------------------------------
       Mike Kellogg
       Executive Vice President

                                   Schedule A
                                   ----------
                   Separate Accounts and Associated Contracts
                   ------------------------------------------
                            (As of January 15, 2004)

Name of Separate Account and                   Policy Form Numbers of Contracts
Date Established by Board of Directors         Funded By Separate Account
--------------------------------------------   ---------------------------------

American General Life Insurance Company        91010
Separate Account D (November 13, 1973)         91011
                                               93020
                                               93021
                                               98020
                                               03017

American General Life Insurance Company        99301
Separate Account VL-R (May 6, 1997)            97600
                                               97610
                                               00600
                                               99206
                                               01206
                                               02600
                                               03601

American General Life Insurance Company        98075
Separate Account VL-U LIS (October 19, 1998)   98070

American General Life Insurance Company        T1735
Separate Account VUL-2 (April 9, 1991)

American General Life Insurance Company        T1575
Separate Account VA-1 (May 22, 1996)           T1575Z